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EXHIBIT 21.1

                        STATE/PROVINCE OF INCORPORATION
                              DATE OF INCORPORATION
                                  SUBSIDIARIES


HiEnergy Technologies, Inc. owns and operates the following subsidiaries:

------------------------------------ ---------------------------- --------------------- ----------------------------

                                     PERCENTAGE OF OWNERSHIP BY    STATE/PROVINCE OF
        NAME OF SUBSIDIARY                   THE PARENT              INCORPORATION         DATE OF INCORPORATION
------------------------------------ ---------------------------- --------------------- ----------------------------
HiEnergy Microdevices, Inc.               approximately 92%             Delaware              August 21, 1995
------------------------------------ ---------------------------- --------------------- ----------------------------
VWO II, Inc.                                    100%                   Washington            December 29, 2000
------------------------------------ ---------------------------- --------------------- ----------------------------
HiEnergy Defense, Inc.                          100%                    Delaware               July 28, 2003
------------------------------------ ---------------------------- --------------------- ----------------------------

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